Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 1, 2008 on the financial statements of the Davlin Philanthropic Fund as of April 25, 2008 and for the periods indicated therein and to the references to our firm in the prospectus and Statement of Additional Information in this Post-Effective Amendment to the Davlin Philanthropic Fund’s Registration Statement on Form N-1A ( File No. 333-149064 and 811-22178).

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

May 2, 2008